EXHIBIT 4.123
                                                                   -------------






                                 AMENDMENT NO. 5

                                       TO

                  AMENDED AND RESTATED SERIES 1998-1 SUPPLEMENT

                             dated as of May 5, 2004

                                     between

                            RENTAL CAR FINANCE CORP.,
                             an Oklahoma corporation

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                    formerly known as Bankers Trust Company,
                         a New York banking corporation,
                        as Trustee and Enhancement Agent

                                 AMENDMENT NO. 5
                TO AMENDED AND RESTATED SERIES 1998-1 SUPPLEMENT
                ------------------------------------------------

     This Amendment No. 5 to Amended and Restated Series 1998-1 Supplement dated as of May 5, 2004 ("Amendment"), between Rental Car Finance Corp., an Oklahoma corporation ("RCFC"), and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, a New York banking corporation, as Trustee and Enhancement Agent (the "Trustee") (RCFC and the Trustee are collectively referred to herein as the "Parties").

                                    RECITALS:
                                    --------

     A. RCFC, as Issuer, and the Trustee entered into that certain Base Indenture dated as of December 13, 1995, as amended by the Amendment to Base Indenture dated as of December 23, 1997 (the "Base Indenture"); and

     B. RCFC and the Trustee entered into that certain Amended and Restated Series 1998-1 Supplement dated as of February 26, 2002, as subsequently amended by (i) Amendment No. 1 to Amended and Restated Series 1998-1 Supplement dated as of August 12, 2002, (ii) Amendment No. 2 to Amended and Restated Series 1998-1 Supplement dated as of December 12, 2002, (iii) Amendment No. 3 to Amended and Restated Series 1998-1 Supplement dated as of February 24, 2003, and (iv) Amendment No. 4 to Amended and Restated Series 1998-1 Supplement dated as of March 24, 2004 (as amended to the date hereof, the "Series 1998-1 Supplement"); and

     C. The Parties wish to amend and supplement the Series 1998-1 Supplement as provided herein.

     NOW THEREFORE, the Parties hereto agree as follows:

     1. Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Series 1998-1 Supplement and if not defined therein shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

     2.  Amendment.  The Series 1998-1  Supplement is hereby amended by amending
Schedule 1 referenced in the definition of "Maximum Manufacturer  Percentage" in
Article 2(b). The Schedule 1 attached hereto as Exhibit A amends, restates, replaces and supersedes in its entirety the current Schedule 1.

     3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Series 1998-1 Supplement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Series 1998-1 Supplement, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Series 1998-1 Supplement specifically referred to herein and any references in the Series 1998-1 Supplement to the provisions of the Series 1998-1 Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

     4. Applicable Provision. Pursuant to Section 8.6 of the Series 1998-1 Supplement, the Series 1998-1 Supplement may be amended or modified without the consent of any Group II Noteholder but with the consent of RCFC, DTAG and the Trustee and written confirmation of the then current ratings of the Series 1998-1 Notes from the Rating Agencies to amend the definition of "Maximum Manufacturer Percentage" and to make changes related thereto.

     5. Waiver of Notice. Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

     6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

     7. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.


                         [SIGNATURES ON FOLLOWING PAGES]

     IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                        RCFC:
                                        ----

                                        RENTAL CAR FINANCE CORP.,
                                        an Oklahoma corporation

                                        By:_____________________________________
                                           Pamela S. Peck
                                           Vice President and Treasurer


                                        TRUSTEE AND ENHANCEMENT AGENT:
                                        -----------------------------

                                        DEUTSCHE BANK TRUST COMPANY
                                        AMERICAS, formerly known as
                                        Bankers Trust Company, a
                                        New York banking
                                        corporation

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________


     Pursuant to Section 8.6 of the Series 1998-1 Supplement, Dollar Thrifty Automotive Group, Inc. hereby consents to the foregoing Amendment as of the day and year first above written.

                                        DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                                        a Delaware corporation

                                        By:_____________________________________
                                           Pamela S. Peck
                                           Treasurer





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



                                    EXHIBIT A
                                    ---------

                                                                      SCHEDULE 1


        Schedule of Maximum Manufacturer Percentages of Group II Vehicles
        -----------------------------------------------------------------


                                Maximum                   Maximum
Eligible Manufacturer     Program Percentage*     Non-Program Percentage*
---------------------     -------------------     -----------------------

DaimlerChrysler                 100%                    30%
Ford                            100%                    30%
Toyota                          100%                    30%
General Motors                  100%                    30%
Honda                             0%                    30%
Nissan                            0%                    30%
Volkswagen                        0%                    30%
Mazda                             0%                    Up to 25%
Subaru                            0%                    Up to 15% (1) (2)
Suzuki                            0%                    Up to 15% (1) (2)
Mitsubishi                        0%                    Up to 15% (1) (2)
Isuzu                             0%                    Up to 15% (1) (2)
Kia                               0%                    Up to 5% (2) (3)
Hyundai                           0%                    Up to 8% (2) (3)
-------------------

(1) The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi or Isuzu shall not exceed 15% in the aggregate.

(2) The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi, Isuzu, Kia or Hyundai shall not exceed 25% in the aggregate.

(3) The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Kia and Hyundai shall not exceed 10% in the aggregate.

*    As a percentage of Group II Collateral.